Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1 TO
STOCK PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT (this “Amendment”) is made as of the 23rd day of February, 2016, by and between Arotech Corporation, a Delaware corporation (the “Company”) and Admiralty Partners, Inc., a Delaware corporation (the “Investor”).

WHEREAS, the parties hereto have entered into that certain Stock Purchase Agreement dated as of February 3, 2016 (the “Purchase Agreement”); and

WHEREAS, the Parties desire to amend the Purchase Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Definitions.  Any capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

2.           Director Designee.  The phrase “50% of the Shares” in the first clause at the beginning of Section 7.1(a) is replaced with the phrase “5% of the Company’s outstanding Common Stock” such that the first clause at the beginning of Section 7.1(a) reads as follows:

“So long as the Investor and/or one or more of its Affiliates collectively are the beneficial owners of at least 5% of the Company’s outstanding Common Stock,…”

3.           Right of Participation in Future Financings.  The following is inserted after Section 7.2:

“7.3           Right of Participation in Future Financings.  From the date hereof until such time as the Investor and its Affiliates collectively cease to be the beneficial owners of at least 50% of the Shares, the Investor shall have the right to participate in any subsequent offering by the Company of any equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities (a “Subsequent Financing”) as provided herein.

(a)           At least five (5) Business Days prior to the execution of definitive documentation for a Subsequent Financing, the Company shall deliver to the Investor an irrevocable written notice (the ”Offer Notice”) of any Subsequent Financing (the “Offer”), which Offer Notice shall state that it has a bona fide intention to proceed with the Subsequent Financing and shall (w) identify and describe the securities being offered (the “Offered Securities”), (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged and (y) offer to issue and sell to the Investor such Investor’s Pro Rata Amount (as defined below) of the Offered Securities.

(b)           To accept an Offer, in whole or in part, the Investor must deliver a written notice to the Company prior to the end of the fifth (5th) Business Day after the Investor’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of the Investor’s Pro Rata Amount that the Investor elects to purchase at the price and on the terms and conditions set forth in the Offer Notice (the “Notice of Acceptance”). Notwithstanding the foregoing, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company shall deliver to the Investor a new Offer Notice and the Offer Period shall expire on the fifth (5th) Business Day after the Investor’s receipt of such new Offer Notice.

(c)           The Company shall have sixty (60) days from the expiration of the Offer Period above to offer, issue and sell all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Investor pursuant to a definitive agreement(s), but only upon terms and conditions that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer Notice.  If the Company does not enter into an agreement for the sale of the Offered Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder with respect to such issuance of Offered Securities shall be deemed to be revived and such Offered Securities shall not be offered unless first reoffered to the Investor in accordance with this Section 7.3.

(d)           In the event the Company shall propose to sell less than all the Offered Securities, then the Company shall so notify the Investor in writing identifying the reduced number or amount of the Offered Securities that it proposes to sell, and the Investor may, within five (5) Business Days after receipt of such written notification, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the Investor elected to purchase multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue or sell (including Offered Securities to be issued or sold to Investor prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that Investor so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Investor in accordance with this Section 7.3.

(e)           For purposes of this Section 7.3, “Pro Rata Amount” shall mean that portion of such Offered Securities which equals the proportion that the Common Stock then held by the Investor and its Affiliates (including all shares of Common Stock then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock (collectively, “Derivative Securities”) then held by the Investor and its Affiliates) bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Derivative Securities).

(f)           Any Offered Securities so purchased by the Investor shall be at the price and on the terms specified in the Offer Notice; provided, however, that the price to be paid for the Offered Securities  shall be no lower than the lowest price per security permitted under the applicable requirements of The Nasdaq Stock Market for sales of equity securities to the applicable purchaser of such Offered Securities under this Section 7.3.

(g)           The right of participation in this Section 7.3 shall not be applicable to the following securities:

(i)           securities issued without consideration as a stock dividend, stock split, split-up or other distribution on all shares of Common Stock;

(ii)           shares of Common Stock or options to purchase shares of Common Stock issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Company;

(iii)           shares of Common Stock actually issued upon the exercise of options or shares of Common Stock actually issued upon the conversion or exchange of convertible securities, in each case provided such issuance is pursuant to the terms of such option or convertible security; or

(iv)           securities issued pursuant to the acquisition of another corporation or other entity by the Company by merger, purchase of substantially all of the assets or other reorganization to the stockholders of such other entity as consideration for such acquisition, provided that such issuance is approved by the Board of Directors of the Company.

(h)           The rights of the Investor under this Section 7.3 may be assigned by the Investor in whole or in part to any Affiliate of the Investor.

4.           No Other Amendments, Modifications or Waivers.  Except as expressly set forth herein, (a) nothing contained herein shall be deemed to constitute an amendment, modification or waiver, express or implied, of any term or provision of the Purchase Agreement or any other Transaction Document and (b) the Purchase Agreement and all other Transaction Documents are and shall remain in full force and effect in accordance with their terms.

5.           Expenses. The Company acknowledges and agrees that the costs and expenses incurred by the Investor in connection with this Amendment and the Voting Agreement entered into concurrently herewith among the Investor, Steven Esses and Robert Ehrlich, including the reasonable fees and expenses of [●], counsel for the Investor, shall be paid by the Company.

6.           Miscellaneous.  The provisions of Section 10 (Miscellaneous) of the Purchase Agreement shall apply mutatis mutandis to this Amendment.

7.           Counterparts; Electronic Signature.  This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Amendment may be executed by facsimile or electronic (.pdf) signature and a facsimile or electronic (.pdf) signature shall constitute an original for all purposes.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:                                                                AROTECH CORPORATION

                                                      By:           s/ Steven Esses
                                                      Name:      Steven Esses
                                                      Title:        President and CEO

The Investor:                                                      ADMIRALTY PARTNERS, INC.

                                                      By:           s/ Jon B. Kutler
                                                      Name:      Jon B. Kutler
                                                      Title:        Chairman and CEO

[Signature Page to Amendment No. 1 to Stock Purchase Agreement]